                              SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C.  20549
                                 ____________________________


                                         FORM 8-K

                                       CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

                         Date of Report:  October 21, 1999
                         (Date of earliest event reported)


                              ACTIVE VOICE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


Washington                              0-22804                  91-1235111
(State or Other Jurisdiction         (Commission               (IRS Employer
of Incorporation)                    File Number)            Identification No.)


                                   2901 Third Avenue
                              Seattle, Washington 98121
            (Address of Principal Executive Offices, including Zip Code)


                                     (206) 441-4700
                    (Registrants telephone number, including area code)

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ITEM 5.  OTHER EVENTS

Active Voice Corporation announced the appointment of Frank J. Costa, the firms CEO and president, to its board of directors.

"The board is very pleased with how Frank has positioned the company for growth," remarked Active Voice chairman Robert L. Richmond. "He is building value for the shareholders, as well as creating solid, strategic financial plans, and we thought it was appropriate that he join the board."

Costa was promoted to the position of CEO and president on June 1, 1999, after joining Active Voice as COO and president in December 1996. Mr. Costa has 22 years of marketing and senior management experience in the technology industry. Prior to joining Active Voice, Mr. Costa was president and CEO of his own consulting firm, Concept One, Inc., working in the high technology arena. Mr. Costa also directed various U.S. and European marketing efforts for Intel Corporation. Mr. Costa has a BS in electrical engineering from MIT and an MBA in finance, business policy, and international business from the University of Chicago.

                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 28, 1999

                                        ACTIVE VOICE CORPORATION



                                        By: /s/ Ken Myer
                                            -----------------------------------
                                            Ken Myer, Executive Vice President
                                                      of Sales and Marketing